Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF FISCAL YEAR 2016 FINANCIAL RESULTS
- iONTRAC 1st Detect Patents Strengthen Competitive Position -
Austin, Texas - November 9, 2015 - Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the quarter ended September 30, 2015, the first quarter of fiscal year 2016.

“Astrotech continues to execute our plan to commercialize the breakthrough technologies of our three subsidiaries,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “1st Detect is positioned to turn the corner from a research and development (R&D) focus to an operating company. In the first quarter of fiscal year 2016, we increased investment in R&D and sales. In October, we launched our next generation process chemical analyzer, and the quantity and quality of interest received at the premier petrochemical and refining industry conference confirmed 1st Detect is developing the right suite of products.

“We believe ongoing successes of our current subsidiaries and future technologies will bear significant value for our shareholders,” concluded Pickens.

Highlights

•
Astrotech’s first quarter of fiscal year 2016 loss from continuing operations was $3.5 million, compared to $1.3 million in the first quarter of fiscal year 2015. The increase reflects 1st Detect’s larger sales team and R&D investment.

•	At September 30, 2015, the company had $28.6 million in cash, short term investments, and an indemnity receivable; there was no debt.

•
1st Detect develops, manufactures, and sells chemical analyzers for applications like explosive trace detection, food processing plants, and clean-room manufacturing lines, among others. Recent 1st Detect highlights are as follows:

◦
Unveiled the next generation iONTRAC Process Chemical Analyzer that delivers cost effective laboratory performance and improves industrial processing efficiencies while providing customers with “All the Data, All the Time.”

◦	Received very positive feedback from the petrochemical and refining industry at the Gulf Coast Conference which took place October 20th – 22nd.

◦	Received two U.S. patents during the third quarter bringing the total issued to 11 U.S. and nine international and pending to 11 U.S. and 17 international.

•	Astral Images, which is setting the standard for film digital conversion, advanced conversations with leaders in digital media and entertainment.

•
Astrogenetix, which is using the power of the unique microgravity environment of space to develop novel therapeutic products, continued in conjunction with NASA the pursuit of an investigational new drug (“IND”) application with the Food and Drug Administration for salmonella.

About Astrotech Corporation

Astrotech Corporation (NASDAQ: ASTC) identifies and commercializes emerging, disruptive technologies through its closely held subsidiaries. Management employs creativity in execution as well as sources investment opportunities from various government laboratories, agencies, universities, and corporations, as well as through its own internal research. Sourced from Oak Ridge Laboratory’s mass spectrometer research, 1St Detect develops, manufactures, and sells chemical analyzers that streamline processes for industrial use in the food and beverage, semiconductor, pharmaceutical, research, and environmental markets as well as for government applications used in explosive and chemical warfare detection for the Department of Homeland Security and the military. Sourced from decades of image research from the laboratories of IBM and Kodak and combined with classified satellite technology from government laboratories, Astral Images sells film to digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (“UHD”), high-dynamic range (“HDR”) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information please visit www.astrotechcorp.com.

“Safe Harbor” Statement

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we are able to commercialize our products, whether the market will accept our products, whether our products will perform as expected and whether we will obtain the approvals and licenses necessary to commercialize our products, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

Company Contact
Eric Stober
Chief Financial Officer
Astrotech Corporation
(512) 485-9530

Investor Relations Contact
Cathy Mattison and Kirsten Chapman
LHA
(415) 433-3777
ir@astrotechcorp.com

Tables follow
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ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2015	2014
Revenue	$—	$320
Cost of revenue	—	277
Gross profit	—	43
Operating expenses:
Selling, general and administrative	2,286	1,960
Research and development	1,264	692
Total operating expenses	3,550	2,652
Loss from operations	(3,550)	(2,609)
Interest and other expense, net	99	12
Loss from continuing operations before income taxes	(3,451)	(2,597)
Income tax (expense) benefit	(2)	1,325
Loss from continuing operations	(3,453)	(1,272)
Discontinued operations
Income from discontinued operations	—	1,303
Income tax expense	—	(2,378)
Gain on sale of discontinued operations	—	25,630
Income from discontinued operations	—	24,555
Net (loss) income	(3,453)	23,283
Less: Net loss attributable to noncontrolling interest	(89)	—
Net (loss) income attributable to Astrotech Corporation	(3,364)	23,283
Less: Deemed dividend to State of Texas	—	531
Net (loss) income attributable to common stockholders	$(3,364)	$22,752

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(3,364)	$(1,272)
Income from discontinued operations, net of tax	—	24,555
Net (loss) income attributable to Astrotech Corporation	$(3,364)	$23,283

Weighted average common shares outstanding:
Basic and diluted	20,705	19,548

Basic and diluted net (loss) income per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.16)	$(0.09)
Net income from discontinued operations	—	1.25
Net (loss) income attributable to Astrotech Corporation	$(0.16)	$1.16

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ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2015	June 30, 2015

Assets
Current assets
Cash and cash equivalents	$1,356	$2,330
Short-term investments	21,193	23,161
Accounts receivable, net of allowance	221	198
Inventory	783	509
Indemnity receivable	6,100	6,100
Prepaid expenses and other current assets	580	296
Total current assets	30,233	32,594
Property and equipment, net	3,631	3,108
Long-term investments	6,257	8,516
Total assets	$40,121	$44,218

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$261	$398
Accrued liabilities and other	1,501	1,801
Income tax payable	—	190
Total current liabilities	1,762	2,389
Other liabilities	146	101
Total liabilities	1,908	2,490

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 authorized shares; no issued and outstanding shares, at September 30, 2015 and June 30, 2015	—	—
Common stock, no par value, 75,000,000 shares authorized; 21,864,548 shares issued at September 30, 2015 and June 30, 2015; 20,700,673 and 20,743,973 shares outstanding at September 30, 2015 and June 30, 2015, respectively	189,096	189,007
Treasury stock, 1,163,875 and 1,120,575 shares at cost at September 30, 2015 and June 30, 2015, respectively	(2,789)	(2,672)
Additional paid-in capital	1,193	1,139
Accumulated deficit	(149,386)	(146,022)
Accumulated other comprehensive loss	(111)	(23)
Equity attributable to stockholders of Astrotech Corporation	38,003	41,429
Noncontrolling interest	210	299
Total stockholders’ equity	38,213	41,728
Total liabilities and stockholders’ equity	$40,121	$44,218

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